As Filed with the Securities and
Exchange Commission on September 16, 1998                       File No. 70-9095


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
            ---------------------------------------------------------

                        POST-EFFECTIVE AMENDMENT NO.4 TO
                             APPLICATION-DECLARATION
                                   ON FORM U-1
                                      UNDER
                 THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
        -----------------------------------------------------------------

                                    CONECTIV
                         DELMARVA POWER & LIGHT COMPANY
                        CONECTIV RESOURCE PARTNERS, INC.
                         CONECTIV ENERGY SUPPLY COMPANY
                                 800 King Street
                              Wilmington, DE 19899

DELMARVA CAPITAL INVESTMENTS, INC.                         ATLANTIC CITY ELECTRIC COMPANY
      CONECTIV SERVICES, INC.                            ATLANTIC ENERGY ENTERPRISES, INC.
   CONECTIV COMMUNICATIONS, INC.                        ATLANTIC ENERGY INTERNATIONAL, INC.
     DELMARVA SERVICES COMPANY                                 6801 Black Horse Pike
            DCI I, INC.                                    Egg Harbor Township, NJ 08234
           DCI II, INC.
         DCTC-BURNEY, INC.                                   ATLANTIC GENERATION, INC.
CHRISTIANA CAPITAL MANAGEMENT, INC.                      ATLANTIC SOUTHERN PROPERTIES, INC.
  DELMARVA OPERATING SERVICES CO.                               ATE INVESTMENT, INC.
      CONECTIV SOLUTIONS, LLC                              CONECTIV THERMAL SYSTEMS, INC.
      CONECTIV ENERGY, INC.(1)                                   COASTALCOMM, INC.
   POWER CONSULTING GROUP, INC.                           ATLANTIC ENERGY TECHNOLOGY, INC.
       CONECTIV PLUMBING LLC                                  BINGHAMTON GENERAL, INC.
         252 Chapman Road                                     BINGHAMTON LIMITED, INC.
           P.O. Box 6066                                         PEDRICK LTD., INC.
         Newark, DE 19714                                        PEDRICK GEN., INC.
                                                               VINELAND LIMITED, INC.
      PETRON OIL CORPORATION                                   VINELAND GENERAL, INC.
         180 Gordon Drive                              ATLANTIC JERSEY THERMAL SYSTEMS, INC.
       Exton, PA 19341-1328                                 ATS OPERATING SERVICES, INC.
                                                               THE EARTH EXCHANGE, INC.
                                                        ATLANTIC PAXTON COGENERATION, INC.
                                                                5100 Harding Highway
                                                               Mays Landing, NJ 08330

                   -------------------------------------------
           (Names of companies filing this statement and addresses of principal executive offices)


                                    CONECTIV
             -------------------------------------------------------
                 (Name of top registered holding company parent)

                                Louis M. Walters
                                    Treasurer
                                    Conectiv
                                 800 King Street
                              Wilmington, DE 19899
              ----------------------------------------------------
                   (Names and addresses of agents for service)


The Commission is requested to send copies of all notices, orders and communications in connection with this Application-Declaration to:

     Peter F. Clark, Esq.                    Joyce Koria Hayes, Esq.
     Conectiv                                7 Graham Court
     800 King Street                         Newark, DE  19711
     Wilmington, DE  19899

The Application-Declaration as previously filed and amended is hereby further amended as follows:

ITEM 1. DESCRIPTION OF PROPOSED TRANSACTIONS:

     (a) Furnish a reasonably detailed and precise description of the proposed transaction, including a statement of the reasons why it is desired to consummate the transaction and the anticipated effect thereof. If the transaction is part of a general program, describe the program and its relation to the proposed transaction.

A. Background.

     Conectiv, a Delaware corporation, previously filed an Application/Declaration on Form U-1 with the Securities and Exchange Commission (the "Commission") requesting authorization under Section 9(a)(2) of the Public Utility Holding Company Act of 1935, as amended (the "Act"), to consummate certain transactions resulting in the acquisition by Conectiv of all of the outstanding voting securities of Delmarva Power & Light Company, a Delaware and Virginia corporation and an operating public utility company ("Delmarva"), and Atlantic City Electric Company, a New Jersey corporation and an operating public utility company ("ACE") (File No. 70-9069)(ACE and Delmarva may be referred to from time to time as the "Utility Subsidiaries." Subsidiaries other than the Utility Subsidiaries may be referred to as the "Nonutility Subsidiaries." Conectiv and its Utility Subsidiaries and Nonutility Subsidiaries may be referred to as the "Conectiv System" or the "System.") The order approving the merger was issued on February 25, 1998 (Release No. 26832). Pursuant to the order issued in this file dated February 26, 1998 (Release No. 35-26833) (the "Order"), Conectiv was authorized to issue, from the date of the Order through December 31, 2000 (the "Authorization Period"), up to an aggregate of $500 million in common stock, par value $0.01 per share (the "Common Stock") and long-term debt. However, Conectiv requested that the Commission reserve jurisdiction over the issuance of long-term debt. Conectiv was also authorized to have up to $500 million of short-term debt at any one time outstanding during the Authorization Period. The Common Stock could be issued in public distributions effected through competitive bidding among, or private negotiations with, underwriters, dealers or agents or through private placements or other non-public offerings to one or more persons. In addition, Conectiv was authorized to issue up to five million shares of common stock through its Incentive Compensation Plan or Dividend Reinvestment Plan. The Order also reserved jurisdiction over the participation in the Conectiv System Money Pool by any subsidiaries acquired subsequent to the effective date of the Order. Financings authorized in the Order are subject to certain limitations contained therein as follows:

     (i) Conectiv's common equity will be at least 30% of its consolidated capitalization, as adjusted to reflect subsequent events that affect capitalization; (ii) the effective cost of money on long-term debt securities will not exceed 300 basis points over comparable term U.S. Treasury securities and the effective cost of money on short-term securities will not exceed 300 basis points over the comparable term London Interbank Offered Rate ("LIBOR"); (iii) maturity of indebtedness will not exceed 50 years; and (iv) the underwriting fees, commissions, or similar remuneration paid in connection with the issue, sale or distribution of a security will not exceed 5% of the principal amount of the financing.

The Order also noted that "The proceeds from the sale of securities in external financing transactions will be used for general and corporate purposes including: (i) the financing of capital expenditures of the Conectiv System;
(ii) the financing of working capital requirements of the Conectiv System; (iii) the acquisition, retirement, or redemption of existing securities; and (iv) direct or indirect investment in companies approved under an order of the Commission or exempt under rule 58 or Section 34 of the Act."

B. Authorizations Sought:

     Subject to the foregoing terms and restrictions, the purpose of this filing is to delete the request for a reservation of jurisdiction over the issuance of long-term debt in an amount, which when combined with the proceeds of any Common Stock issued during the Authorization Period (other than Common Stock issued pursuant to the Conectiv Incentive Plan or Dividend Reinvestment Plan) does not exceed $250 million, and request that such authorization be issued as quickly as possible, while reserving jurisdiction over the issuance of the balance of the $250 million of long-term debt originally requested. It is also requested that jurisdiction continue to be reserved over the issuance of securities that do not qualify for issuance pursuant to Rule 52 There is also pending in this file a request for an increase in short-term debt authorization for Conectiv to $300 million, for participation by Petron Oil Corporation in the Conectiv System Money Pool and for the issuance of Common Stock by Conectiv under the old Delmarva Incentive Plan. It is anticipated that a notice with respect to these transactions will be issued shortly.

     Conectiv is a combination company deriving revenues from the sale of both electricity and natural gas at the wholesale level. As of June 30, 1998, Conectiv's consolidated balance sheets reflect gross investments $245.6 million in gas utility plant and $156.1 million in common utility plant. For the six months ended June 30, 1998, Conectiv's consolidated statements of income reflected $188.7 million in operating revenues from natural gas. The authorization sought herein is consistent with that issued for Cinergy Corp., Holding Company Act Release No. 26909 dated August 21, 1998 (1998 SEC LEXIS
1794).


C. Compliance with Rule 54:

     Rule 54 promulgated under the Act states that in determining whether to approval the issue or sale of a security by a registered holding company for purposes other than the acquisition of an Exempt wholesale Generator ("EWG") or a Foreign Utility Company ("FUCO"), or other transactions by such registered holding company or its subsidiaries other than with respect to EWGs or FUCOs, the Commission shall not consider the effect of the capitalization or earnings of any subsidiary which is an EWG or a FUCO upon the registered holding company system if Rules 53(a)(b)(c) are satisfied. As demonstrated below, such rules are satisfied.

     Rule 53 requires that the aggregate investment in EWGs and FUCOs not exceed 50% of a system's consolidated retained earnings. Conectiv and its subsidiaries will not make any investments in EWGs and FUCOs that cause it to exceed that limitation, unless the Commission otherwise authorizes. Currently Conectiv has one insignificant indirect interest in an EWG. DCTC-Burney, Inc., an indirect subsidiary of Conectiv, holds a 45% direct and indirect interest in Burney Forest Products, a Joint Venture, which is an EWG. As of December 31, 1997, the book value of the investment was $0.

     Conectiv and its subsidiaries will maintain books and records to identify the investments in and earnings from EWGs and FUCOs in which they directly or indirectly hold an interest, thereby satisfying Rule 53(a)(2). In addition, the books and records of each such entity will be kept in conformity with United States generally accepted accounting principles ("GAAP"), the financial statements will be prepared according to GAAP, and Conectiv undertakes to provide the Commission access to such books and records and financial statements as it may request.

     Employees of Conectiv's domestic public-utility companies will not render services directly or indirectly to any EWGs or FUCOs in the Conectiv System, thereby satisfying Rule 53(a)(3).

     Conectiv, in connection with any Form U-1 seeking approval of EWG or FUCO financing, will submit copies of such Form U-1 and every certificate filed pursuant to Rule 24 with every federal, state or local regulator having jurisdiction over the retail rates of the public utility companies in the Conectiv System. Rule 53(a)(4) will be correspondingly satisfied.

     None of the conditions described in Rule 53(b) exists with respect to Conectiv, thereby satisfying Rule 53(b) and making rule 53(c).

     (b) Describe briefly, and where practicable state the approximate amount of, any material interest in the proposed transaction, direct or indirect, of any associate company or affiliate of the applicant or any affiliate of any such associate company.

Not applicable.

     (c) If the proposed transaction involves the acquisition of securities not issued by a registered holding company or a subsidiary thereof, describe briefly the business and property, present or proposed, of the issuer of such securities.

Not applicable.

     (d) If the proposed transaction involves the acquisition or disposition of assets, describe briefly such assets, setting forth original cost, vendor's book cost (including the basis of determination) and applicable valuation and qualifying reserves.


Not applicable.

ITEM 2. FEES COMMISSIONS AND EXPENSES:

     (a) State (1) the fees, commissions and expenses paid or incurred, or to be paid or incurred, directly or indirectly, in connection with the proposed transaction by the applicant or declarant or any associate company thereof, and
(2) if the proposed transaction involves the sale of securities at competitive bidding, the fees and expenses to be paid to counsel selected by applicant or declarant to act for the successful bidder.

It is estimated that the fees, commissions and expenses ascertainable at this time to be incurred by Conectiv in connection with the preparation of this post-effective amendment are as follows:

Fees for Outside Counsel                                      $8,000
Miscellaneous Expenses                                           750
                                                              ------
Total                                                         $8,750

     (b) If any person to whom fees or commissions have been or are to be paid in connection with the proposed transaction is an associate company or an affiliate of the applicant or declarant, or is an affiliate of an associate company, set forth the facts with respect thereto.

     The financial statements and other portions of this application/declaration were prepared by personnel of Conectiv Resource Partners, Inc., whose time will be allocated to Conectiv at cost.

ITEM 3. APPLICABLE STATUTORY PROVISIONS:

     (a) State the sections of the Act and the rules thereunder believed to be applicable to the proposed transaction. If any section or rule would be applicable in the absence of a specific exemption, state the basis of exemption.

     The issuance of debentures by Conectiv is subject to Sections 6 and 7 of the Act. As noted above, the authorization sought herein is consistent with that issued in Cinergy Corp., Holding Company Act Release No. 26909 dated August 21, 1998 (1998 SEC LEXIS 1794).

 Rule 54 is also applicable to the issuance of securities by Conectiv. Compliance with Rule 54 is discussed above.

ITEM 4. REGULATORY APPROVAL.

     (a) State the nature and extent of the jurisdiction of any State commission or any Federal commission (other than the Securities and Exchange Commission) over the proposed transaction.

Not applicable.

     (b) Describe the action taken or proposed to be taken before any commission named in answer to paragraph (a) of this item in connection with the proposed transaction.

Not applicable.

ITEM 5. PROCEDURE.

     (a) State the date when Commission action is requested. If the date is less than 40 days from the date of the original filing, set forth the reasons for acceleration.

     The Commission is respectfully requested to issue and publish the requisite supplemental order with respect to the filing of this post-effective amendment to the Form U-1 as expeditiously as possible to permit Conectiv to proceed with appropriate actions.

     (b) State (i) whether there should be a recommended decision by a hearing officer, (ii) whether there should be a recommended decision by any other responsible officer of the Commission, (iii) whether the Division of Corporate Regulation may assist in the preparation of the Commission's decision, and (iv) whether there should be a 30-day waiting period between the issuance of the Commission's order and the date on which it is to become effective.

     It is submitted that a recommended decision by a hearing or other responsible officer of the Commission is not needed with respect to the proposed transactions. The Office of Public Utility Regulation of the Division of Investment Management may assist in the preparation of the Commission's decision. There should be no waiting period between the issuance of the Commission's order and the date on which it is to become effective.

ITEM 6. EXHIBITS AND FINANCIAL STATEMENTS

     The following exhibits are made a part of this statement:

     (a) Exhibits

     F-4 Opinion of Counsel

     H-5 Financial Data Schedule

     (b) Financial Statements

     A.       Conectiv Balance Sheet as of June 30, 1998:

     B.       Conectiv Income Statements for the Six Months Ended June 30, 1998:

     C.       Pro Forma Entries

ITEM 7. INFORMATION AS TO ENVIRONMENTAL EFFECTS

     (a) Describe briefly the environmental effects of the proposed transaction in terms of the standards set forth in Section 102(2)(C) of the National Environmental Policy Act (42 U.S.C. 4312(2)(C)). If the response to this item is a negative statement as to the applicability of Section 102(2)(C) in connection with the proposed transaction, also briefly state the reasons for that response.

     As more fully described in Item 1(a), the proposed transactions subject to the jurisdiction of this Commission relate to the issuance of securities. The proposed transactions involve no major federal action significantly affecting the human environment.

     (b) State whether any other federal agency has prepared or is preparing an environmental impact statement ("EIS") with respect to the proposed transaction. If any other Federal agency has prepared or is preparing an EIS, state which agency or agencies and indicate the status of that EIS preparation.

None.

                                    SIGNATURE

     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this Post-Effective Amendment No. 4 to Form U-1 to be signed on their behalf by the undersigned thereunto duly authorized.


DATE:                               CONECTIV
                                    DELMARVA POWER & LIGHT COMPANY
                                    CONECTIV RESOURCE PARTNERS, INC.
                                    CONECTIV ENERGY SUPPLY COMPANY
                                    DELMARVA CAPITAL INVESTMENTS, INC.
                                    CONECTIV SERVICES, INC.
                                    DCI I, INC.
                                    DCI II, INC.
                                    DCTC-BURNEY, INC.
                                    CHRISTIANA CAPITAL MANAGEMENT, INC.
                                    DELMARVA OPERATING SERVICES COMPANY
                                    POWER CONSULTING GROUP, INC.
                                    CONECTIV SOLUTIONS, LLC
                                    CONECTIV PLUMBING, LLC
                                    ATLANTIC CITY ELECTRIC COMPANY
                                    ATLANTIC ENERGY ENTERPRISES, INC.
                                    ATLANTIC ENERGY INTERNATIONAL, INC.
                                    ATLANTIC GENERATION, INC.
                                    ATLANTIC SOUTHERN PROPERTIES, INC.
                                    ATE INVESTMENT, INC.
                                    CONECTIV THERMAL SYSTEMS, INC.
                                    COASTALCOMM, INC.
                                    ATLANTIC ENERGY TECHNOLOGY, INC.
                                    BINGHAMTON GENERAL, INC.
                                    BINGHAMTON LIMITED, INC.
                                    PEDRICK LIMITED, INC.
                                    PEDRICK GENERAL, INC.
                                    VINELAND LIMITED, INC.
                                    VINELAND GENERAL, INC.
                                    ATLANTIC JERSEY THERMAL SYSTEMS, INC.
                                    ATS OPERATING SERVICES, INC.
                                    THE EARTH EXCHANGE, INC.
                                    ATLANTIC PAXTON COGENERATION, INC.
                                    PETRON OIL CORPORATION

September 16, 1998                  /s/ L. M. Walters
                                    -----------------
                                    L. M. Walters
                                    Treasurer

                                    CONECTIV
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 1998
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                                                      Pro Forma
                                                                       Consolidated            Pro Forma             Consolidated
                                                                         Conectiv             Adjustments              Conectiv
                                                                     ----------------      ----------------         --------------

                                   ASSETS
                                   ------
CURRENT ASSETS
      Cash and cash equivalents                                      $      68,994          $     250,000  (1)      $    318,994
      Accounts receivable                                                  355,489                   -                   355,489
      Inventories, at average cost:
          Fuel (coal, oil, and gas)                                         50,042                   -                    50,042
          Materials and supplies                                            68,196                   -                    68,196
      Prepaid New Jersey sales and excise taxes                             62,207                   -                    62,207
      Prepayments                                                            9,960                   -                     9,960
      Deferred energy costs                                                  5,972                   -                     5,972
      Deferred income taxes, net                                             1,065                   -                     1,065
                                                                    ----------------       ----------------        ---------------
                                                                           621,925                250,000                871,925
                                                                    ----------------       ----------------        ---------------

INVESTMENTS
      Investment in leveraged leases                                       122,608                   -                   122,608
      Funds held by trustee                                                162,129                   -                   162,129
      Other investments                                                     71,311                   -                    71,311
                                                                    ----------------       ----------------        ---------------
                                                                           356,048                   -                   356,048
                                                                    ----------------       ----------------        ---------------

PROPERTY, PLANT, and EQUIPMENT
      Electric utility plant                                             5,583,487                   -                 5,583,487
      Gas utility plant                                                    245,644                   -                   245,644
      Common utility plant                                                 156,132                   -                   156,132
                                                                    ----------------       ----------------        ---------------
                                                                         5,985,263                   -                 5,985,263
      Less:  Accumulated depreciation                                    2,402,550                   -                 2,402,550
                                                                    ----------------       ----------------        ---------------
      Net utility plant in service                                       3,582,713                   -                 3,582,713
      Construction work-in-progress                                        221,829                   -                   221,829
      Leased nuclear fuel, at amortized cost                                61,029                   -                    61,029
      Nonutility property, net                                             179,717                   -                   179,717
      Goodwill, net                                                        345,337                   -                   345,337
                                                                    ----------------       ----------------        ---------------
                                                                         4,390,625                   -                 4,390,625
                                                                    ----------------       ----------------        ---------------

DEFERRED CHARGES AND OTHER ASSETS
      Unrecovered purchased power costs                                     57,277                   -                    57,277
      Deferred recoverable income taxes                                    170,990                   -                   170,990
      Unrecovered New Jersey state excise tax                               40,374                   -                    40,374
      Deferred debt refinancing costs                                       46,447                   -                    46,447
      Deferred other postretirement benefit costs                           36,227                   -                    36,227
      Prepaid employee benefit costs                                        57,593                   -                    57,593
      Unamortized debt expense                                              27,427                   -                    27,427
      License fees                                                          25,393                   -                    25,393
      Other                                                                 76,822                   -                    76,822
                                                                    ----------------       ----------------        ---------------
                                                                           538,550                   -                   538,550
                                                                    ----------------       ----------------        ---------------

TOTAL ASSETS                                                         $   5,907,148          $    250,000            $  6,157,148
                                                                    ================       ================        ===============

                                    CONECTIV
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 1998
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                                                        Pro Forma
                                                                      Consolidated           Pro Forma                Consolidated
                                                                        Conectiv            Adjustments                 Conectiv
                                                                    ----------------     ------------------         ---------------

                       CAPITALIZATION AND LIABILITIES
                       ------------------------------

CURRENT LIABILITIES
      Short-term debt                                                $      333,939         $          -            $    333,939
      Long-term debt and preferred stock due within one year                 78,674                    -                  78,674
      Variable rate demand bonds                                            102,500                    -                 102,500
      Accounts payable                                                      139,080                    -                 139,080
      Taxes accrued                                                          19,547               (2,844) (3)             16,703
      Interest accrued                                                       42,582                8,125  (2)             50,707
      Dividends payable                                                      47,167                    -                  47,167
      Current capital lease obligation                                       28,537                    -                  28,537
      Accrued employee separation and
          other merger-related costs                                         23,055                    -                  23,055
      Other                                                                  57,534                    -                  57,534
                                                                    -----------------      --------------          ---------------
                                                                             872,615                5,281                877,896
                                                                    -----------------      --------------          ---------------

DEFERRED CREDITS AND OTHER LIABILITIES
      Other postretirement benefits obligation                               93,887                    -                  93,887
      Deferred income taxes, net                                            866,221                    -                 866,221
      Deferred investment tax credits                                        81,438                    -                  81,438
      Long-term capital lease obligation                                     34,504                    -                  34,504
      Other                                                                  56,036                    -                  56,036
                                                                    -----------------      --------------          ---------------
                                                                          1,132,086                    -               1,132,086
                                                                    -----------------      --------------          ---------------

CAPITALIZATION
      Common stock: per share par value--$0.01;
          150,000,000 shares authorized; shares
          outstanding--100,969,752                                            1,012                    -                   1,012
      Class A common stock, $0.01 par value;
          10,000,000 shares authorized; shares outstanding--
          6,560,612                                                              66                    -                      66
      Additional paid-in capital--common stock                            1,474,063                    -               1,474,063
      Additional paid-in capital--Class A common stock                      107,095                    -                 107,095
      Retained earnings                                                     247,824               (5,281) (2)(3)         242,543
                                                                    -----------------      --------------          ---------------
                                                                          1,830,060               (5,281)              1,824,779
      Treasury shares, at cost; 226,619 shares                               (4,675)                   -                  (4,675)
                                                                    -----------------      --------------          ---------------
          Total common stockholders' equity                               1,825,385               (5,281)              1,820,104
      Preferred stock of subsidaries:
          Not subject to mandatory redemption                               119,702                    -                 119,702
          Subject to mandatory redemption                                   163,950                    -                 163,950
      Long-term debt                                                      1,793,410              250,000  (1)          2,043,410
                                                                    -----------------      --------------          ---------------
                                                                          3,902,447              244,719               4,147,166
                                                                    -----------------      --------------          ---------------

TOTAL CAPITALIZATION AND LIABILITIES                                 $    5,907,148         $    250,000            $  6,157,148
                                                                    =================      ==============          ===============

                                    CONECTIV
                     PRO FORMA CONSOLIDATED INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                                                      Pro Forma
                                                                       Consolidated           Pro Forma              Consolidated
                                                                         Conectiv            Adjustments               Conectiv
                                                                    ------------------     ---------------         ---------------
OPERATING REVENUES
   Electric                                                          $      880,530         $          -            $    880,530
   Gas                                                                      188,716                    -                 188,716
   Other services                                                           118,384                    -                 118,384
                                                                    -----------------      ---------------         --------------
                                                                          1,187,630                    -               1,187,630
                                                                    -----------------      ---------------         --------------

OPERATING EXPENSES
   Electric fuel and purchased energy                                       329,969                    -                 329,969
   Gas purchased                                                            161,171                    -                 161,171
   Other services' cost of sales                                             89,328                    -                  89,328
   Purchased electric capacity                                               69,263                    -                  69,263
   Employee separation and other merger-related costs                        26,346                    -                  26,346
   Operation and maintenance                                                238,530                    -                 238,530
   Depreciation                                                             109,862                    -                 109,862
   Taxes other than income taxes                                             31,569                    -                  31,569
                                                                    -----------------      ---------------         --------------
                                                                          1,056,038                    -               1,056,038
                                                                    -----------------      ---------------         --------------
OPERATING INCOME                                                            131,592                    -                 131,592
                                                                    -----------------      ---------------         --------------

OTHER INCOME
   Allowance for equity funds used
      during construction                                                     1,116                    -                   1,116
   Other income                                                               4,672                    -                   4,672
                                                                    -----------------      ---------------         --------------
                                                                              5,788                    -                   5,788
                                                                    -----------------      ---------------         --------------

INTEREST EXPENSE
   Interest charges                                                          67,446                8,125  (2)             75,571
   Allowance for borrowed funds used during
      construction and capitalized interest                                  (1,588)                   -                  (1,588)
                                                                    -----------------      ---------------         --------------
                                                                             65,858                8,125                  73,983
                                                                    -----------------      ---------------         --------------

PREFERRED STOCK DIVIDEND
   REQUIREMENTS OF SUBSIDIARIES                                               8,247                    -                   8,247
                                                                    -----------------      ---------------         --------------
INCOME / (LOSS) BEFORE INCOME TAXES                                          63,275               (8,125)                 55,150
INCOME TAXES                                                                 27,909               (2,844) (3)             25,065
                                                                    -----------------      ---------------         --------------
NET INCOME / (LOSS)                                                  $       35,366         $     (5,281)           $     30,085
                                                                    =================      ===============         ==============


EARNINGS / (LOSS) APPLICABLE TO COMMON STOCK
      Common stock                                                   $       33,174         $     (5,281)           $     27,893
      Class A common stock                                                    2,192                    -                   2,192
                                                                    -----------------      ---------------         --------------
                                                                     $       35,366         $     (5,281)           $     30,085
                                                                    =================      ===============         ==============

COMMON STOCK
   Average shares outstanding (000)
      Common stock                                                           87,874                                       87,874
      Class A common stock                                                    6,561                                        6,561
   Earnings / (Loss) per average share--basic and diluted
      Common stock                                                   $         0.38                                 $       0.32
      Class A common stock                                           $         0.33                                 $       0.33
   Dividends declared per share
      Common stock                                                   $         0.77                                 $       0.77
      Class A common stock                                           $         1.60                                 $       1.60

                                PRO FORMA ENTRIES
                             (DOLLARS IN THOUSANDS)


(1)          Dr.    Cash                                        $250,000
             Cr.         Long-term debt                                     $250,000

     To reflect the issuance of $250 million of long-term debt.


(2)          Dr.    Interest expense                            $  8,125
             Cr.         Accrued interest                                   $  8,125

    To record six months of interest expense at 6.5%.


(3)          Dr.    Accrued taxes                               $  2,844
             Cr.         Income tax expense                                 $  2,844

    To record the tax effect at 35%.

                                  EXHIBIT INDEX


     F-4  Opinion of Counsel

     H-5  Financial Data Schedule